UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2012

HOOKER FURNITURE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	000-25349	54-0251350
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File No.)	Identification No.)

440 East Commonwealth Boulevard,
Martinsville, Virginia	24112	(276) 632-0459
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2012, Arthur G. Raymond, Jr., Hooker Furniture Corporation’s Senior Vice-President - Casegoods Operations, notified the Company that he will be leaving the Company January 31, 2013, which is the end date of his employment agreement. His responsibilities will be assigned to various other senior managers in the Company, who will report to Paul B. Toms, Jr., Chairman and CEO.

“Hooker has been very fortunate to have someone of Art’s caliber in this key role over the last three years,” said Toms. “As we had hoped when we brought Art on board, he has successfully groomed the next generation of operations leaders, led our transition to a new sourcing footprint in Asia and greatly improved our forecasting, logistics and supply chain operations. We are forever grateful for his selfless contributions,” Toms concluded.

Mr. Raymond is expected to resume a consulting role with the Company on a variety of projects as the Company continues to expand its product line and distribution channels.

A copy of the Company’s press release, issued November 5, 2012, announcing Mr. Raymond’s departure is filed as an exhibit to this report.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

    Exhibit 99.1.                                Press release dated November 5, 2012

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOKER FURNITURE CORPORATION

By:	/s/ Paul A. Huckfeldt
Paul A. Huckfeldt
Vice-President – Finance and Accounting
Chief Financial Officer

Date: November 5, 2012